UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2015

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 15, 2015, William Lyon Homes, Inc. (“California Lyon”), a California corporation and a wholly owned subsidiary of William Lyon Homes, a Delaware corporation (“Parent”), completed the sale of an additional $50.0 million in aggregate principal amount of its 7.00% Senior Notes due 2022 (the “Additional Notes”) at an issue price of 102.0% of the principal amount of the Additional Notes plus accrued interest from August 15, 2015, in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended. The Additional Notes were issued pursuant to an indenture, dated as of August 11, 2014 (as amended and supplemented, the “Indenture”), by and among California Lyon (as successor in interest to WLH PNW Finance Corp. (“Escrow Issuer”)), Parent, the subsidiary guarantors party thereto (together with Parent, the “Guarantors”) and U.S. Bank National Association, as trustee, under which Escrow Issuer previously issued $300.0 million in aggregate principal amount of 7.00% Senior Notes due 2022 (the “Existing Notes” and, together with the Additional Notes, the “Notes”). California Lyon became obligor of the Existing Notes in connection with the Escrow Issuer’s merger with and into California Lyon on August 12, 2014.

Pursuant to the Indenture, California Lyon executed an Officers’ Certificate dated September 15, 2015 (the “Officers’ Certificate”) setting forth the terms of the Additional Notes. The Additional Notes and the Existing Notes will be treated as a single class for all purposes under the Indenture and will have identical terms, other than with respect to the date of issuance and the issue price, as set forth in the Officers’ Certificate, and provided that the Additional Notes will not have the same CUSIP number as the Existing Notes unless and until the Additional Notes are registered with the Securities and Exchange Commission (the “SEC”). The Existing Notes were registered with the SEC pursuant to a Form S-4 Registration Statement (File No. 333-200786), declared effective on December 22, 2014.

The Company and Parent intend to use the net proceeds from the issuance of the Additional Notes to pay down a portion of the outstanding borrowings under the Company’s revolving credit facility.

Interest on the Additional Notes will be paid semi-annually on February 15 and August 15, commencing February 15, 2016. The Notes will mature on August 15, 2022.

The Notes and the guarantees are California Lyon’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of California Lyon’s and the Guarantors’ existing and future unsecured senior debt and senior in right of payment to all of California Lyon’s and the Guarantors’ future subordinated debt. The Notes and the guarantees will be effectively junior to any of California Lyon’s and the Guarantors’ existing and future secured debt.

On or after August 15, 2017, California Lyon may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, if redeemed during the period commencing on each of the dates as set forth below:

Year	Percentage
August 15, 2017	103.500%
August 15, 2018	101.750%
August 15, 2019 and thereafter	100.000%

Prior to August 15, 2017, the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, and accrued and unpaid interest, if any to, but not including, the redemption date.

In addition, any time prior to August 15, 2017, California Lyon may, at its option on one or more occasions, redeem Notes (including any additional notes that may be issued in the future under the Indenture) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including any additional notes that may be issued in the future under the Indenture) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 107%, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with an amount equal to the net cash proceeds from one or more equity offerings by Parent.

If Parent experiences certain change of control events (as defined in the Indenture), holders of the Notes will have the right to require California Lyon to repurchase all or a portion of the Notes at 101% of their principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains certain covenants limiting, among other things, the ability of Parent, California Lyon and their restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of its assets.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable. In addition, if the Notes are assigned an investment grade rating by certain rating agencies and no default or event of default has occurred or is continuing, certain covenants related to the Notes will be suspended. If the rating on the Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated.

The foregoing description of the terms of the Indenture, the Notes and the Officers’ Certificate is qualified in its entirety by reference to the full text of the Indenture filed as Exhibit 4.1 to Parent’s current report on 8-K filed on August 12, 2014, including the form of Note attached as Exhibit 1 thereto, and the Officers’ Certificate, a copy of which is attached hereto as Exhibit 4.1, in each case incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Officers’ Certificate, dated September 15, 2015, delivered pursuant to the Indenture, and setting forth the terms of the Additional Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2015

WILLIAM LYON HOMES

By:	/s/ Colin T. Severn
Name:	Colin T. Severn
Its:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Officers’ Certificate, dated September 15, 2015, delivered pursuant to the Indenture, and setting forth the terms of the Additional Notes